Exhibit 99.2

NEWS RELEASE

For Immediate Release	Contacts: Howard Kaminsky, Exec. VP-CFO (818) 949-5386 Investors: Cara O’Brien, Financial Dynamics (212) 850-5669 Media: Melissa Merrill, Financial Dynamics (212) 850-5651

SPORT CHALET ANNOUNCES PROPOSED RECAPITALIZATION PLAN

~ Recapitalization Plan to Include Transferring Portion of Sport Chalet Shares Held by
Founder Norbert Olberz to Current Operating Management ~

Los Angeles, California – (June 28, 2005) — Sport Chalet, Inc. (Nasdaq: SPCH) today announced that its board of directors has proposed a recapitalization plan designed to facilitate the orderly transition of control from Norbert Olberz, the principal stockholder, to the Company’s management and increase financial flexibility for the Company and its stockholders. The recapitalization plan includes transferring a portion of founder Norbert Olberz’s Sport Chalet ownership to Craig Levra, Chairman and Chief Executive Officer, and Howard Kaminsky, Executive Vice President and Chief Financial Officer, and allows current stockholders to retain existing ownership and voting interests.

The proposed recapitalization plan would establish two classes of common stock and would be effected through a 4-for-1 reverse stock split of the outstanding common stock and the reclassification of each post-split share of common stock into a new share of Class B common stock. The Company then would issue a non-taxable stock dividend of seven shares of Class A common stock for each one outstanding share of Class B common stock. Each share of Class B common stock would entitle the holder to one vote, and each share of Class A common stock would entitle the holder to 1/20th of one vote. To illustrate, a hypothetical Sport Chalet stockholder who currently owns 1,000 shares, after the recapitalization would own 250 Class B shares, each with one vote, and 1,750 Class A shares, each with 1/20th of one vote.

Highlights of Proposed Recapitalization:

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Facilitates an orderly transition of control from Norbert Olberz, the principal stockholder, to the Company’s management and eliminates uncertainty regarding a management succession plan, future ownership or the business strategy of Sport Chalet. The recapitalization allows current management to maintain its focus on executing the Company’s growth strategy and maintain the corporate culture which has contributed to Sport Chalet’s 46-year successful track record.

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Increases the number of outstanding shares of common stock. The recapitalization will double the number of freely traded shares which may increase the liquidity of Sport Chalet’s stock over time. This may cause the market price to more efficiently reflect the value of the Company’s shares, enhance the ability of institutional investors to acquire the Company’s shares and reduce the volatility in the market for the Company’s shares.

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The planned transfer of a portion of Norbert Olberz’s shares to Craig Levra and Howard Kaminsky will more closely tie the current operating management to Sport Chalet and demonstrates their commitment to the Company.

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Allows the Company to potentially issue additional common stock in the future for corporate purposes. The Company will be able to use equity for future financings, acquisitions or employee compensation without diluting existing stockholder voting rights.

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Retains existing ownership and voting interests of current stockholders but allows for reduction of economic investment. The proposed establishment of dual class common stock will enable existing stockholders to diversify their investment holdings without substantially diminishing respective voting power.

Craig Levra, Chairman and CEO stated, “The proposed recapitalization plan represents a commitment by the Olberz family to the future of Sport Chalet and is a positive step for the Company’s stockholders. It is important to note that the recapitalization will not only maintain the ownership and voting interests of our current stockholders but will also increase the Company’s liquidity. We are very pleased that the new proposed ownership structure increases the certainty about Sport Chalet’s future and enables us to maintain our focus on executing the Company’s proven operating strategy and driving long-term growth.

“In the last several years Sport Chalet has reached new milestones, entering new markets outside Southern California and surpassing $300 million in annual sales. We have also invested in systems and infrastructure to position the Company for future growth. We have continued to expand the Company based on the fundamentals established by founder Norbert Olberz and look forward to continuing his vision. As demonstrated by the strong 2005 fiscal year performance we announced separately today, our dedication to Sport Chalet’s unique culture and a strong focus on customer service is continuing to fuel our success. We remain committed to building on this momentum, further growing the Company and continuing to enhance stockholder value.”

Under the terms of the proposed recapitalization, Norbert Olberz plans to transfer approximately 973,000 shares of Class B common stock to Craig Levra and Howard Kaminsky, which is intended to give them approximately 45% of the combined voting interests of Class B and Class A common stock when added to the shares of Sport Chalet stock they currently own.

The proposed recapitalization plan would double the Company’s total number of shares outstanding from approximately 6,686,368 to 13,372,736. Therefore, the recapitalization is expected to have the same impact on earnings per share as a 2-for-1 stock split. However, the establishment of dual classes of common stock would not affect the relative voting or equity interests of existing stockholders since the reclassification of common stock and issuance of a stock dividend will affect each stockholder in proportion to the number of shares currently owned. The recapitalization plan also includes certain protection features for holders of Class A shares in an effort to ensure parity in the trading of the two classes of common stock.

Additionally, transferred Class B shares from the founder to management will be treated as a contribution to the Company’s capital with the offsetting charge as compensation expense. As a result, the Company expects to record a one-time charge in the second quarter of fiscal 2006 which will be based on the stock price at the time of the transfer. The Company estimates the charge would be approximately $1.08 per diluted share based on today’s stock price, or approximately $0.54 per diluted share calculated on a post transaction basis. Nasdaq has advised the Company that the recapitalization plan complies with its rules regarding classes of stock with different voting rights.

The recapitalization plan is one of the proposals to be considered and voted upon at the Company’s next annual meeting of stockholders following a review of proxy materials by the Securities and Exchange Commission. The Company’s annual meeting of stockholders is scheduled for September 20, 2005.

Fiscal 2005 Earnings

The Company also announced today in a separate release its financial results for the fiscal year ended March 31, 2005.

Teleconference and Webcast Information

Sport Chalet will host a conference call and webcast today at 2:00 p.m. Pacific Standard Time/5:00 p.m. Eastern Standard Time to discuss the proposed recapitalization plan.  To access the call, please dial 800-821-1449 (domestic) or 973-409-9262 (international), using conference ID Sport Chalet.  A replay of the conference call will be available for 14 days through July 12, 2005 and can be accessed by dialing 877-519-4471 (domestic) or 973-341-3080 (international), using pin number 6220516.  The conference call will also be simultaneously webcast at the following address: http://phx.corporateir.net/playerlink.zhtml?c=119568&s=wm&e=1090729. An archive of the webcast will be accessible at the same address for 14 days through July 12, 2005.

About Sport Chalet, Inc.

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California and Southern Nevada. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune up and repair throughout its current 36 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the effect of the recapitalization plan on the Company’s stock price, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.

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